Exhibit 99.1

Tyme Provides Clinical and Corporate Update for Fiscal 2Q 2019

November 5, 2018 at 7:30 AM EDT

•	SM-88 to be included in pivotal Precision Promise pancreatic cancer trial led by Pancreatic Cancer Action Network (PanCAN) expected to commence in the first half of 2019

•	Interim data for SM-88 from Phase II pancreatic cancer trial expected in January 2019

•	Tyme continues to build out management with hiring of Michele Korfin as Chief Commercial Officer, and James Biehl as Chief Legal Officer

NEW YORK, November 5, 2018 (GLOBE NEWSWIRE) — Tyme Technologies, Inc. (NASDAQ:TYME), a clinical-stage oncology company developing metabolically-based cancer therapeutics, today announced a clinical and corporate update for the fiscal quarter ended September 30, 2018. The Company’s lead clinical program, SM-88, is currently being evaluated in ongoing Phase II clinical trials for metastatic pancreatic cancer and biomarker recurrent prostate cancer. During calendar year 2019, the Company is expected to start two potentially registrational arms in the Pancreatic Cancer Action Network’s (PanCAN) Precision Promise platform pivotal trial.

“During the last quarter, we received important recognition from the clinical community on the potential role for SM-88 in both pancreatic cancer and sarcoma.” said Steve Hoffman, Tyme’s Co-Founder and Chief Executive Officer. “We are thrilled that, though Precision Promise, we now have greater clarity about our regulatory pathway for SM-88 in pancreatic cancer, and we also look forward to providing interim data from the first stage of our company-sponsored Phase II pancreatic cancer trial in January 2019.”

Tyme continues to focus on advancing SM-88’s pancreatic cancer program, while also planning for expanding development into the numerous other indications where SM-88 has previously shown encouraging efficacy.

Key Developments

Tyme highlights the following developments that took place during the quarter completed September 30, 2018 and through October:

Pancreatic Cancer Programs

•	Announced SM-88’s inclusion in PanCAN’s Precision Promise pivotal program in metastatic pancreatic cancer

•	Inclusion followed review of SM-88 clinical merit by a committee of pancreatic cancer thought leaders from ten of the top U.S. cancer centers

•	Separate arms are expected with: 1) monotherapy SM-88 in second-line patients, and 2) SM-88 in combination with gemcitabine/Abraxane® in both first- and second-line patients

•	Trial designed to provide sufficient data for NDA submission under predefined endpoints if successfully completed

•	Completed enrollment for Stage 1 of the Company’s ongoing Phase II pancreatic cancer trial, TYME-88-PANC

Sarcoma Program with Joseph Ahmed Foundation (JAF)

•	Announced that sarcoma thought leader, Dr. Sant Chawla from The Sarcoma Oncology Research Center in Santa Monica, will conduct an investigator-initiated Phase II trial in Ewing’s sarcoma

Corporate, Financial and Other Developments

•	Appointed former Orasure CEO and Johnson & Johnson executive, Douglas Michels, to Tyme’s Board of Directors

•	Hired former Kite Pharma and Celgene executive, Michele Korfin, as Chief Commercial Officer

•	Hired James Biehl, with over 29 years of corporate governance and transactional experience, as Chief Legal Officer. Mr. Biehl also stepped down from the company’s Board of Directors

•	The company discontinued use of the “At the Market” facility for the remainder of calendar year 2018

•	Founders Steven Hoffman and Michael Demurjian terminated their respective 10b-5-1 trading plans

Key Expected Upcoming Events

Tyme currently expects to provide informational updates or commence activities as follows:

•	Initial pre-clinical data regarding SM-88 in animal models: fourth quarter of calendar year 2018

•	Interim safety and efficacy data from Stage 1 of TYME-88-PANC Phase II trial in pancreatic cancer: January 2019

•	Update on regulatory path for Stage 2 of TYME-88-PANC: first quarter of calendar year 2019

•	Updated safety and efficacy for SM-88 Phase Ib/II prostate data: first quarter of calendar year 2019

•	Initiation of enrollment expected for the investigator-initiated Phase II trial of SM-88 in patients with previously-treated metastatic Ewing’s sarcoma: first quarter of calendar year 2019

•	Initiation of the Precision Promise adaptive Phase II/III trial platform pivotal pancreatic cancer trial with SM-88: first half of calendar year 2019

•	Publication of SM-88’s First Human Study in a peer-reviewed journal: calendar year 2019

Fiscal 2Q 2019 Financial Results

As of September 30, 2018, the Company had approximately $21.1 million in cash and cash equivalents compared to $22.4 million as of June 30, 2018. Tyme’s operational cash burn rate for the second quarter of fiscal year 2019 was $4.7 million compared to $6.5 million for the first quarter. The burn rate for the quarter reflected higher clinical expenses due to the accelerated enrollment in the TYME-88-PANC during the quarter, with lower operational expenses compared to first quarter. The second quarter change in cash of $1.3 million reflected the $4.7 million cash burn mentioned above, partially offset by approximately $3.3 million raised from the company’s “At-the-Market” financing facility during the quarter. The Company continues to expect a cash burn rate of approximately $5 million per quarter over the remainder of fiscal year 2019.

The Company reported its full financial results for the quarter ended September 30, 2018 in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) this morning and can be found with company’s recent SEC filings at ir.tymeinc.com.

About Tyme

Tyme Technologies, Inc. is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system.

For more information, visit www.tymeinc.com.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development and potential commercialization of our lead drug candidate and of other new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our ongoing and planned clinical trials, cash usage forecasts and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 13, 2018, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov).

The information contained in this press release is as of release date and Tyme assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

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